UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2020

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(ZIP Code)

(540) 542-6300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TREX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry Into a Material Definitive Agreement

The disclosure set forth in Item 5.02 below with regard to the following agreements is incorporated herein by reference:

1.	Change-in-Control Severance Agreement, dated as of February 21, 2020, between Trex Company, Inc. (the “Company”) and Bryan H. Fairbanks (the “Change-in-Control Severance Agreement”);

2.	Severance Agreement, dated as of February 21, 2020, between the Company and Bryan H. Fairbanks (the “Severance Agreement”); and

3.	Amended and Restated 1999 Incentive Plan for Outside Directors.

Item 1.02	Termination of a Material Definitive Agreement

Effective February 21, 2020, Mr. Fairbanks’ change-in-control severance agreement dated May 6, 2015 and Mr. Fairbanks’ severance agreement dated July 24, 2019 were terminated and replaced by his Change-in-Control Severance Agreement and Severance Agreement.

The disclosure set forth in Item 5.02 below with regard to the change-in-control severance agreement dated May 6, 2015 and Mr. Fairbanks’ severance agreement dated July 24, 2019 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of James E. Cline as President and Chief Executive Officer effective April 29, 2020

On February 21, 2020, the Board of Directors accepted the retirement of James E. Cline as President and Chief Executive Officer of the Company, effective April 29, 2020.

Appointment of Bryan H. Fairbanks as President and Chief Executive Officer, and as a Director

On February 21, 2020, the Board of Directors appointed Bryan H. Fairbanks, the Company’s Executive Vice President and Chief Financial Officer, to serve as the Company’s President and Chief Executive Officer, to be effective on April 29, 2020 upon Mr. Cline’s retirement. Effective April 29, 2020, Mr. Fairbanks will also be appointed to the Company’s Board of Directors, and the size of the Board will be increased from eight members to nine members.

Mr. Fairbanks has served as Executive Vice President and Chief Financial Officer of the Company since July 2018. From August 2015 to July 2018, Mr. Fairbanks served as Vice President and Chief Financial Officer. From March 2006 to August 2015, he served as Senior Director, Supply Chain, and from September 2012 to August 2015, he concurrently served as Executive Director, International Business Development. From May 2004 to March 2006, he served as Director, Financial Planning and Analysis. From August 1994 to May 2004, Mr. Fairbanks served in numerous senior finance roles with the Ford Motor Company. Mr. Fairbanks received a B.S. degree in accounting from the University of Dayton and an M.B.A. degree from the University of Pittsburgh.

Effective upon his becoming President and Chief Executive Officer, Mr. Fairbanks will receive an annual base salary of $546,000, and will continue to be a participant in the Company’s Annual Cash Incentive Compensation Program and Long-Term Equity Incentive Compensation Program. Mr. Fairbanks’ target award under the Annual Cash Incentive Compensation Program shall be 100% of his annual base salary, and his target award under the Long-Term Equity Incentive Compensation Program shall be 200% of his annual base salary. The Annual Cash Incentive Compensation Program and Long-Teem Equity Incentive Compensation Program are further described in the Company’s 2019 Proxy Statement, which is incorporated herein by reference.

Mr. Fairbanks has entered into the Change-in-Control Severance Agreement. Under this Agreement, if, within the period beginning 90 days before and ending two years after a change in control of the Company (as defined in the agreement), Mr. Fairbanks’ employment is terminated by the Company (other than for cause or by reason of death or disability) or if he terminates his employment for “good reason,” Mr. Fairbanks will be entitled to receive severance benefits:

For this purpose, “cause” and “good reason” are defined as follows:

•	“Cause” includes events specified in the change-in-control severance agreement, including Mr. Fairbanks’ willful or grossly negligent misconduct that is materially injurious to the Company, embezzlement or misappropriation of funds or property of the Company, conviction of a felony or any crime involving fraud, dishonesty, moral turpitude or breach of trust, or willful failure or refusal to devote full business time and attention to the performance of duties.

•	“Good reason” includes events specified in the change-in-control severance agreement, including a material and adverse change in Mr. Fairbanks’ status or position with the Company, a 10% or greater reduction in his aggregate base salary and targeted annual incentive other than as part of general reduction in executive compensation, the failure by the Company or any successor to continue in effect any employee benefit plan in which he is participating other than as a result of normal expiration of such plan in accordance with its terms, or the relocation of his office more than 50 miles from the current office and further than his then-current residence.

Upon such termination, Mr. Fairbanks would receive:

•	a lump-sum cash payment equal to the sum of (1) his accrued base salary and accrued vacation pay plus (2) if not previously paid, his annual cash incentive earned for the preceding fiscal year plus (3) his targeted annual cash incentive for the year in which the severance occurs, pro-rated based upon the number of days he was employed during such year;

•	a lump sum severance payment of 2.99 times (1) his annual base salary (in effect immediately prior to the change in control or termination, whichever is greater), plus (2) the greater of (a) his target annual cash incentive for the year immediately prior to the year in which the change of control occurs, (b) his target annual cash incentive for the year of termination of employment, or (c) his actual annual cash incentive for the last fiscal year immediately prior to termination of employment;

•	continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though he had remained an active employee, for the longer of 18 months or until coverage is obtained from a new employer.

Notwithstanding the foregoing, the change in control severance agreement provides that, to the extent necessary to avoid imposition of the excise tax under Section 4999 of the Internal Revenue Code in connection with a change in control, the amounts payable or benefits to be provided to Mr. Fairbanks shall be reduced such that the reduction of compensation to be provided to Mr. Fairbanks is minimized. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Internal Revenue Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis (but not below zero).

If a change of control occurs during the term of the change-in-control severance agreement, all unvested outstanding long-term incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted shares, and performance shares (at the 100% targeted payment level) (whether or not there is a loss of employment) will become fully vested.

A change in control is generally defined as (1) the acquisition by any person or entity of 35% of the Company’s outstanding stock, (2) a merger where the stockholders of the Company immediately prior to the merger would not own at least 50% of the outstanding stock of the Company after such merger, (3) a sale of all or substantially all of the assets of the Company, or (4) during any two-year period, the directors in office at the beginning of such period ceasing to be a majority of the board, unless the nomination of each new director during such period was approved by at least two-thirds of the directors in office at the beginning of such period.

Mr. Fairbanks has also entered into the Severance Agreement providing for the payment of severance compensation and benefits to him if the Company terminates his employment without “cause” or if he resigns for “good reason.” For this purpose, “cause” and “good reason” are defined in the same manner as in the change-in-control severance agreement discussed above. Upon such a termination, Mr. Fairbanks will be entitled to receive the following:

•	a lump-sum cash payment equal to the sum of (1) his accrued base salary and accrued vacation pay plus (2) if not previously paid, his annual cash incentive earned for the preceding fiscal year;

•	a lump-sum cash payment equal to 2 times the sum of (1) his base salary then in effect, plus (2) an amount equal to the greater of (a) his targeted annual cash incentive for the year immediately prior to the year in which his employment terminates, or (b) his actual annual cash incentive earned for the preceding year;

•	continued health and dental plan benefits on the same terms and conditions as though he had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 12 months or until equivalent coverage is obtained from a new employer; and

•	accelerated vesting of all outstanding long-term incentive awards, including stock options, stock appreciation rights, restricted shares and performance shares (at the targeted payment level), with any stock options or stock appreciation rights being exercisable for a period ending on the earlier of 90 days after termination of employment or the expiration of the term of such grant.

If Mr. Fairbanks’ employment is terminated during a change-in-control protection period (which begins 90 days before a change-in-control occurs and ends 2 years thereafter) under his Change-in-Control Severance Agreement, described above, he will be entitled to receive the severance payments specified under that Agreement instead of the foregoing payments under his Severance Agreement.

Mr. Fairbanks is not entitled to any additional severance payments or benefits under his Severance Agreement if his employment is terminated by the Company for cause, by him without good reason, or if it terminates due to his death or disability.

The term of the Severance Agreement ends on August 23, 2023.

Mr. Fairbanks’ Change-in-Control Severance Agreement and Severance Agreement replace in their entireties Mr. Fairbanks’ change-in-control severance agreement dated May 6, 2015 and Mr. Fairbanks’ severance agreement dated July 24, 2019, respectively.

The foregoing descriptions of the Change-in-Control Severance Agreement and Severance Agreement are qualified in their entirety by reference to the Agreements, copies of which are filed as Exhibits 10.2 and 10.3 to this report and incorporated herein by reference.

Appointment of James E. Cline as Chairman of the Board and Ronald W. Kaplan as Vice Chairman of the Board

On February 21, 2020, the Board of Directors amended the 1999 Incentive Plan for Outside Directors (the “Plan”) to provide for an annual payment to the Vice Chairman of the Board of $50,000, in addition to other compensation provided to outside directors, and approved an Amended and Restated Plan. The foregoing description is qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

On February 21, 2020, the Board of Directors appointed Mr. Cline as Chairman of the Board, and Ronald W. Kaplan, the Company’s current Chairman of the Board, as Vice Chairman of the Board, to be effective April 29, 2020.

For service on the Board, Mr. Cline will receive an annual cash fee equal to $65,000 (similar to each non-employee director) and an additional $80,000 annually for service as Chairman of the Board, each payment prorated for the partial period served.

For service on the Board, Mr. Kaplan will receive an annual cash fee equal to $65,000 (similar to each non-employee director) and an additional $50,000 annually for service as Vice Chairman of the Board, with each payment prorated for the partial period served.

Mr. Cline and Mr. Kaplan will each receive an annual award of options, SARs, restricted shares, restricted stock units or any combination thereof (as determined by the Nominating/Corporate Governance Committee) (similar to each non-employee director) valued at $100,000, prorated for the partial period served. Currently, such awards are paid in the form of restricted stock units. All grants of restricted stock units vest one year after grant provided that the grants will immediately vest in the event of death, disability, retirement, or termination in connection with a change in control.

Item 9.01	Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith files the following exhibits:

Exhibit Number	Description of Exhibit

10.1	Amended and Restated 1999 Incentive Plan for Outside Directors. Filed Herewith.

10.2	Change-in-Control Severance Agreement, dated as of February 21, 2020, between Trex Company, Inc. and Bryan H. Fairbanks. Filed Herewith.

10.3	Severance Agreement, dated as of February 21, 2020, between Trex Company, Inc. and Bryan H. Fairbanks. Filed Herewith.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: February 24, 2020	/s/ William R. Gupp
William R. Gupp
Senior Vice President, General Counsel & Secretary